                                                                     EXHIBIT-4.1

                       STOCK RESTRICTION AND REGISTRATION
                                RIGHTS AGREEMENT


        THIS STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of August ___ , 1998, by and among Data Dimensions, Inc., a Delaware corporation (the "Company") and those shareholders and warrantholders of ST Labs, Inc., a Washington corporation ("STL"), appearing as signatories hereto (each, a "Holder" or, as the context requires, "seller," and collectively, the "Holders").

        WHEREAS, pursuant to the Agreement and Plan of Reorganization dated as of July 28 , 1998 (the "Merger Agreement"), by and among the Company, DS Acquisition Corporation, a Washington corporation and wholly-owned subsidiary of the Company ("Merger Sub"), STL, Robert Arnold, Jr., and Tye V. Minckler, Merger Sub is being merged with and into STL (the "Merger"); and

        WHEREAS, in connection with the Merger Agreement, the shareholders of STL and U.S. Bancorp (as warrantholder) are acquiring shares of Common Stock of the Company pursuant to certain exemptions from the registration requirements of the Securities Act (as defined below); and

        WHEREAS, the Company has agreed to grant to the Holders certain registration rights.

        NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

        1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

        "ASR 130 and 135" shall mean the Commission Accounting Series Release Nos. 130 and 135, as amended.

        "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        "Common Shares" shall mean the shares of Common Stock of the Company issued to the Holders on even date herewith pursuant to the Merger Agreement, excluding those shares placed in escrow as provided in the Merger Agreement.

        "Common Stock" shall mean the Common Stock, $.001 par value, of the Company.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.


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        "Quarterly Report Filing Date" shall mean the date that the Commission requires the Company to file a quarterly or annual report with respect to the first three month fiscal quarter after the effective time of the Merger which includes thirty (30) days of post-closing operating results, the period of post-closing operations required by ASR 130 and 135.

        "Registration Expenses" shall mean the expenses so described in
Section 8.

        "Restricted Stock" shall mean the Common Shares, excluding Common Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) sold pursuant to Rule 144 under the Securities Act.

        "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "Selling Expenses" shall mean the expenses so described in Section 8.

        "Shelf Filing Date" shall mean the date that is six (6) months after the Effective Time, as defined in the Merger Agreement.

        2. Restrictions On Transfer.

         Each Holder agrees that such Holder will not transfer or otherwise reduce such Holder's risks relative to the Common Shares to be received by each Holder until such time as the Company notifies the Holder that the requirements of ASR 130 and 135 have been met. Each Holder understands that ASR 130 and 135 relate to publication of financial results of post-closing combined operations of the Company and STL. The Company agrees that it will publish such results on or before the Quarterly Report Filing Date, and that it will notify the Holders promptly following such publication.

        3. Compliance with Securities Laws. Each Holder represents and warrants that:

               (a) Holder has received and reviewed the Confidential Offering Memorandum, which includes copies of the following:

                      (i) The Merger Agreement;

                      (ii) The Company's 1997 Annual Report to Shareholders;

                      (iii) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997;

                      (iv) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998; and


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                      (v) The Company's Proxy Statement for its 1998 Annual
Meeting of Stockholders.

               (b) Holder acknowledges that [CHECK AT LEAST ONE BOX]:

               [ ] Holder is an "accredited investor" as defined in Rule 501(a) of Regulation D as adopted by the Commission, as set forth in Appendix 1 hereto.

               [ ] William L. Eisenhart has acted as Holder's purchaser representative (as defined in Rule 501(h) of Regulation D as adopted by the Commission) in connection with evaluating the merits and risks of the Merger.

               (c) Holder has been advised that, as of the date hereof, Holder may be deemed to be an "affiliate" of STL, as the term "affiliate" is used in and for purposes of ASR 130 and 135.

               (d) Holder understands that the representations, warranties and covenants set forth herein will be relied upon by STL, other shareholders of STL, the Company, shareholders of the Company and their respective counsel and accounting firms.

               (e) Holder hereby represents and warrants that Holder has not sold, exchanged, transferred, pledged, disposed of or otherwise reduced Holder's risk relative to any shares of STL common stock owned by Holder during the thirty (30) day period preceding the date hereof.

               (f) Holder is acquiring the Common Shares to be issued to Holder solely in exchange for the shares of capital stock of STL owned by Holder or otherwise issuable to Holder by STL in connection with the transactions contemplated by the Merger Agreement.

               (g) Holder has paid no brokerage or similar commissions in connection with the acquisition of such Common Shares.

               (h) Holder is acquiring such Common Shares solely for Holder's account.


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
               (i) Holder has provided such information as may reasonably have been requested by the Company in order for the Company or its counsel to evaluate the availability of an exemption under the Securities Act for the issuance of Company Stock to Holder.

        4. Securities Act Matters. Each Holder acknowledges and agrees that the Common Shares to be issued to Holder have not been (and at the time of acquisition by Holder, will not have been) registered under the Securities Act or under the securities laws of any state, in reliance upon certain exemptive provisions of such statutes. Holder recognizes and acknowledges that such claims of exemption are based, in part, upon each Holder's representations contained in this Agreement. Holder further recognizes and acknowledges that, because the Common Shares are unregistered under federal and state laws, they are not presently eligible for public resale, and may be sold in the future only pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements. Holder recognizes and acknowledges that Rule 144 promulgated under the Securities Act (which facilitates routine sales of securities in accordance with the terms and conditions of that Rule, including a holding period requirement) is not now available to Holder for resale of the Common Shares, and Holder recognizes and acknowledges that, in the absence of the availability of Rule 144, a sale pursuant to a claim of exemption from registration under the Securities Act would require compliance with some other exemption under the Securities Act, none of which may be available for resale of the Common Shares by Holder. Holder recognizes and acknowledges that, except as set forth in this Agreement, the Company is under no obligation to register the Common Shares, either pursuant to the Securities Act or the securities laws of any state.

        5. Restrictive Legend. Each certificate representing Common Shares shall, except as otherwise provided in this Section 5 or in Section 6, be stamped or otherwise imprinted with a legend substantially in the following form:


        "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

        THE HOLDER OF THIS SECURITY IS ENTITLED TO CERTAIN REGISTRATION RIGHTS SET FORTH IN A STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT DATED AUGUST ______, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE CORPORATION."

Such certificates shall not bear such legend if in the opinion of counsel satisfactory to the Company the securities being sold thereby may be publicly sold without registration under the Securities Act or if such securities have been sold pursuant to Rule 144 or an effective registration statement.


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
        6. Notice of Proposed Transfer. Prior to any proposed transfer of any Common Shares, Holder shall give written notice to the Company of the Holder's intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon Holder shall be entitled to transfer such security in accordance with the terms of its notice; provided, however, that no prior notice or opinion of counsel shall be required if the sale is made in compliance with Rule 144 or if such transfer is to one or more partners of the transferor (in the case of a transferor that is a partnership). Each certificate for Common Shares transferred as above provided shall bear the legend set forth in Section 5, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 6 shall not apply to securities which are not required to bear the legend prescribed by
Section 5 in accordance with the provisions of that Section.

        7. Registration Procedures. On or before the Shelf Filing Date, the Company shall file a "shelf" registration statement pursuant to Rule 415 under the Securities Act with respect to the Common Shares. In its efforts to effect the registration of Company Shares the Company will:

           (a) prepare and file with the Commission a registration statement with respect to such securities on or before the Shelf Filing Date and use its reasonable efforts to cause such registration statement to remain effective until the earlier of the sale of all Restricted Stock covered thereby or the first anniversary of the Closing Date; provided, however, that the Company may suspend sales at any time under the registration statement immediately upon notice to each Holder at the last known address of each Holder, for a period or periods of time not to exceed in the aggregate ninety (90) days, if there then exists material, non-public information relating to the Company which, in the reasonable opinion of the Company, would not be appropriate for disclosure during that time; provided further, that if the Company suspends such sales, it will keep the registration statement effective for such additional time as sales were suspended;

           (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above;

           (c) furnish to each seller of Restricted Stock such number of copies of the registration statement and each such amendment and supplement thereto and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;


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
          (d) use reasonable efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) use its reasonable best efforts to have the Restricted Stock covered by such registration statement subject to quotation on the NASDAQ National Market System; and

          (f) notify each seller of Restricted Stock under such registration statement (at any time when a prospectus relating thereto is required to be delivered under the Securities Act), of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Restricted Stock, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing

        In connection with the registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information requested by the Company with respect to themselves and the proposed distribution by them as shall be necessary in order to assure compliance with federal and applicable state securities laws.

        If the registration pursuant to this Section 7 involves an underwritten public offering, the Company and each seller who wishes to participate in such underwriting agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment status.

        8. Expenses. All expenses incurred by the Company in complying with
Section 7, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of issuance, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts (if any) and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses."


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
          The Company will pay all Registration Expenses in connection with a registration statement under Section 7; provided, however, that all such expenses shall be borne by the participating sellers in proportion to the number of shares covered by such registration statement if such registration statement is withdrawn, delayed or abandoned for any reason by the sellers. All Selling Expenses in connection with any registration statement under Section 7 shall be borne by the participating sellers in proportion to the number of shares sold by each.

        9. Indemnification and Contribution.

          (a) In connection with the registration of the Restricted Stock under the Securities Act pursuant to Section 7, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, its officers and directors, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, officer, director, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 7, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, and the Company will reimburse each such seller, each such officer and director, each underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company by any such seller, any such underwriter or any such controlling person, specifically for use in the registration statement.

          (b) In connection with the registration of the Restricted Stock under the Securities Act pursuant to Section 7, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) the failure of


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
such seller to comply with the provisions of Section 12 herein or (ii) any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and-controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, furnished to the Company in writing by such seller, specifically for use in the registration statement; and provided, further, that in no event shall any indemnity under this subsection 9(b) exceed the gross proceeds from the offering received by such seller(s).

        (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 9 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof and the approval by the indemnified party of the counsel chosen by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

        (d) In order to provide for just and equitable contribution to joint liability in any case in which either (i) any Holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 9, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time


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
to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 9; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to the relative fault of the Company, on the one hand, and each Holder, severally, on the other hand; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and; provided, further, that in no event shall any indemnity under this subsection 9 (d) exceed the gross proceeds from the offering received by such Holder.

          (e) The indemnities provided in this Section 9 shall survive the transfer of any Restricted Stock by any Holder.

        10. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation thereunder that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) maintain registration of its Common Stock under Section 12 of the Exchange Act;

          (c) file in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (d) furnish to any Holder, so long as the Holder owns any Restricted Securities, forthwith upon request: (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation under the Securities Act which permits the selling of any such securities without registration or pursuant to such form.

        11. Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.


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
        12. Sellers' Conduct. With respect to any sale of Common Shares pursuant to Section 7, each Holder understands and agrees as follows:

           (a) Holder will carefully review the information concerning
Holder contained in the registration statement (if any) and will promptly notify the Company if such information is not complete and accurate in all respects, including having properly disclosed any position, office or other material relationship within the past three years with the Company or its affiliates;

           (b) Holder agrees to sell Holder's Common Shares only in the manner set forth in the registration statement;

           (c) Holder agrees to comply with the anti-manipulation rules under the Exchange Act in connection with purchases and sales of securities of the Company during the time the registration statement remains effective;

           (d) Holder agrees to only sell shares in a jurisdiction after counsel for the Company has advised that such sale is permissible under the applicable state securities or "Blue Sky" laws;

           (e) Holder agrees to comply with the prospectus delivery requirements of the Exchange Act;

           (f) Holder agrees to promptly notify the Company of any and all planned sales and completed sales of shares;

           (g) Holder agrees to suspend sales during the periods when sales are to be suspended pursuant to Section 7(a) herein; and

            (h) Holder agrees not to take any action that could adversely affect the ability of the Company to account for the business combination to be effected by the Merger as a pooling of interests.

        13. Miscellaneous.

            (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Restricted Stock, provided, that such transferee executes a counterpart signature page to this Agreement), whether so expressed or not.

            (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, or telexed, in the case of non-U.S. residents, addressed as follows:


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
                      (i)            if to the Company, to:

                                     Data Dimensions, Inc.
                                     411 - 108th Avenue N.E.
                                     Suite 2100
                                     Bellevue, Washington  98004
                                     Attention:  Legal Department

                                     Telephone No.:  (425) 688-1000
                                     Fax No.:  (425) 688-1099

                      (ii)           With a copy to:

                                     Garvey, Schubert & Barer
                                     Eighteenth Floor
                                     Second & Seneca Building
                                     1191 Second Avenue
                                     Seattle, Washington  98101-2939
                                     Attention:  Bruce A. Robertson

                                     Telephone No.:  (206) 464-3939
                                     Fax No.:  (206) 464-0125

                      (iii) if to any other party hereto, at the address of such party set forth on the signature page hereto;


                      (iv) if to any subsequent holder of Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock) or to the holders of Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

               (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

               (d) This Agreement may be amended or modified, and provisions hereof may be waived, with the written consent of the Company and the holders of at least a majority of the outstanding shares of Restricted Stock.

               (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to


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
such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.


                           [Signature Page to Follow]

        IN WITNESS WHEREOF, the Company and the undersigned Holders have caused this Agreement to be signed as of the date first above written.

HOLDER:                            DATA DIMENSIONS, INC.

[________________________]
      NAME OF HOLDER


By_____________________________    By ________________________________________
     Signature of Holder              Signature

                                      ________________________________________
                                      Print Name

                                      ________________________________________
                                      Title


     [You must complete page 3 of this Agreement and the attached Exhibit A]

                                   EXHIBIT A

Name of Holder: _____________________________________________________________


Principal Residence Address:_________________________________________________
(Number and Street)

________________________________________   Note:  Non-principal residence
(City, State)         (Zip Code)           addresses and post office
                                           boxes cannot be accepted.


________________________________________
(Residence Telephone)

Mailing Address (if ________________________________________________________
different from above)                         (Number and Street)

_______________________________________________________
(City, State)                                 (Zip Code)


Age:_______________      Citizenship:_______________________________________


Social Security or Taxpayer I.D. No.:_______________________________________

If Holder is a natural person and is an accredited investor described by     [ ]
category 12 or 13 (or both) set forth on the attached Appendix 1, please check this box.

If Holder is a partnership that is an accredited investor described by       [ ]
category 11 or 15 (or both) on the attached Appendix 1, please check this box.


If Holder has not checked either of the boxes above, please check this       [ ]
box if at least one of the categories set forth on the attached Appendix
1 describes you. Number of category that applies: ______


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
                                   APPENDIX 1


        1. A bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), whether acting in regard to this investment in its individual or a fiduciary capacity.


        2. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

        3. An investment company (as defined in Section 2(13) of the Securities
Act).

        4. An investment company registered under the Investment Company Act.

        5. A business development company (as defined in Section 2(a)(48) of the Investment Company Act).

        6. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

        7. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5,000,000.

        8. An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (an "ERISA Plan") whose decision to purchase the Common Shares was made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment advisor.

        9. An ERISA Plan with total assets in excess of $5,000,000 or, if a self-directed ERISA Plan, with investment decisions made solely by persons that are "accredited investors."

        10. A private business development company (as defined in Section 202(a)(22) of the Investment Advisors Act of 1940).

        11. An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Common Shares, with total assets in excess of $5,000,000.

        12. A natural person whose net worth (either individually or jointly with such person's spouse) at the time of the Closing exceeds $1,000,000.


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
        13. A natural person who had an individual income in excess of $200,000 or joint income with such person's spouse in excess of $300,000 in each of the last two calendar years and who reasonably expects to reach the same income level in the current calendar year.

        14. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Shares, whose purchase of the Common Shares is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

        15. An entity in which all of the equity owners fit into at least one of the categories listed under paragraphs 1-14 above.


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